As filed with the Securities and Exchange Commission on December 23, 2002.
Registration No. 333-[_____]

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

CULLEN/FROST BANKERS, INC.
(Exact name of registrant as specified in its charter)

Texas		74-1751768
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

100 W. Houston Street
San Antonio, Texas 78205
(Address of Principal Executive Offices)

Cullen/Frost Bankers, Inc. 1997 Director Stock Plan
(Full Title of the Plan)

Phillip D. Green
Group Executive Vice President and Chief Financial Officer
Cullen/Frost Bankers, Inc.
100 West Houston Street
San Antonio, Texas 78205
(Name and address of agent for service)

(210) 220-4011
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	maximum	Amount of
Title of securities	to be	Offering price	aggregate	registration
to be registered	registered	Per share (1)	offering price (1)	fee

Common Stock, par value
$0.01 per share (2)	250,000	$32.895	$8,223,750	$756.59

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock of Cullen/Frost Bankers, Inc., as reported on the New York Stock Exchange on December 18, 2002.

(2) Includes associated preferred shares purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 registers additional securities of the same class as other securities of Cullen/Frost Bankers, Inc. ("Cullen/Frost") for which a registration statement, also filed on Form S-8 by Cullen/Frost and relating to its 1997 Director Stock Plan, is effective. Therefore, in accordance with Instruction E to Form S-8, this registration statement consists only of the following: the facing page, required opinions and consents, the signature page and certain additional information. The contents of Cullen/Frost's earlier registration statement on Form S-8 relating to its 1997 Director Stock Plan (File No. 333-81461), filed with the Securities and Exchange Commission on June 24, 1999, are hereby incorporated by reference. After giving effect to this filing, an aggregate of [550,000] shares of Cullen/Frost common stock will have been registered for issuance by Cullen/Frost pursuant to its 1997 Director Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

4.1	Restated Articles of Incorporation of Cullen/Frost.
4.2	Amended Bylaws of Cullen/Frost.
4.3	Shareholder Protection Rights Agreement, dated as of January 26, 1999, between Cullen/Frost and the Frost National Bank, as Rights Agent.
4.4	Cullen/Frost Bankers, Inc. 1997 Director Stock Plan.
5	Opinion of Baker Botts L. L. P. re Legality.
23.1	Consent of Independent Auditors.
23.2	Consent of Baker Botts L. L. P. (contained in the opinion of Baker Botts L. L. P. filed as Exhibit 5 hereto).
24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 23, 2002.

CULLEN/FROST BANKERS, INC.

(Registrant)

By:	/s/ PHILLIP D. GREEN

Phillip D. Green Group Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2002.

Signature	Title

T.C. FROST*	Senior Chairman of the Board

T.C. Frost	and Director

RICHARD W. EVANS, JR.*	Chairman of the Board and

Richard W. Evans, Jr.	Director (Principal Executive Officer)

R. DENNY ALEXANDER*	Director

R. Denny Alexander

CARLOS ALVAREZ*	Director

Carlos Alvarez

ISAAC ARNOLD, JR.*	Director

Isaac Arnold, Jr.

ROYCE S. CALDWELL*	Director

Royce S. Caldwell

HARRY H. CULLEN*	Director

Harry H. Cullen

EUGENE H. DAWSON, SR.*	Director

Eugene H. Dawson, Sr.

RUBEN M. ESCOBEDO*	Director

Ruben M. Escobedo

PATRICK B. FROST*	Director

Patrick B. Frost

JOE R. FULTON*	Director

Joe R. Fulton

PRESTON M. GEREN III*	Director

Preston M. Geren III

JAMES L. HAYNE*	Director

James L. Hayne

KAREN E. JENNINGS*	Director

Karen E. Jennings

RICHARD M. KLEBERG, III*	Director

Richard M. Kleberg, III

ROBERT S. McCLANE*	Director

Robert S. McClane

IDA CLEMENT STEEN*	Director

Ida Clement Steen

HORACE WILKINS, JR.*	Director

Horace Wilkins, Jr.

MARY BETH WILLIAMSON*	Director

Mary Beth Williamson

*By: /s/PHILLIP D. GREEN	Group Executive Vice President

Phillip D. Green (as Attorney-in-Fact for the persons indicated)	and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Restated Articles of Incorporation of Cullen/Frost (incorporated herein by reference to Exhibit  3.1 to the Cullen/Frost Annual Report on Form 10-K (File No. 001-13221) for the year ended December 31, 2000).

4.2	Amended Bylaws of Cullen/Frost (incorporated herein by reference to Exhibit 3.2 to the Cullen/Frost Annual Report on Form 10-K/A (File No. 001-13221) for the year ended December 31, 1995).
4.3

Shareholder Protection Rights Agreement, dated as of January 26, 1999, between Cullen/Frost Bankers, Inc. and The Frost National Bank, as Rights Agent (incorporated herein by reference to the Registration Statement of Cullen/Frost Bankers, Inc. on Form 8-A12B (File No. 001-13221), dated February 1, 1999).

4.4	Cullen/Frost Bankers, Inc. 1997 Director Stock Plan.
5	Opinion of Baker Botts L.L.P. re Legality.
23.1	Consent of Independent Auditors.
23.2	Consent of Baker Botts L.L.P. (contained in the opinion of Baker Botts L.L.P. filed as Exhibit 5 hereto).
24	Power of Attorney.